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                                                                   Exhibit 10.53


                           PRODUCT PLACEMENT AGREEMENT

This Agreement, dated as of August 16, 2002 between Rockford Fosgate, Inc. 600
S. Rockford Drive, Tempe, AZ 86281 ("Supplier") and Universal Pictures, a division of Universal City Studios LLLP, 100 Universal City Plaza, Universal City, CA 91608 ("Producer") sets forth the agreement of the parties with respect to the placement of RF Audio and other Rockford items (the "Product") in the theatrical motion picture presently entitled "THE FAST AND THE FURIOUS 2" (the "Picture").

      1. GRANT OF RIGHTS: For the consideration set forth herein below, Supplier hereby grants Producer (which term, as used herein, shall include Producer's licensees, successors, assigns and designees, including without limitation, all distributors of the Picture, and the principals, employees and agents of all the foregoing parties) the non-exclusive right and license to use Supplier's product, signage and/or labels, including without limitation, the use of the name and likeness and all trademarks, logos, service marks, copyrights, design patents, artwork and packaging associated therewith (collectively the "Product") in the Picture and in all forms of advertising and publicity, including without limitation, still photographs, one-sheets, artwork, and packaging (e.g., videocassette or DVD packaging) of the Picture and other exploitation of the Picture in all media, whether now known or hereafter devised, throughout the universe, in all languages, as Producer, in its sole and unfettered discretion, shall determine.

      2. Supplier further grants Producer a perpetual non-exclusive, royalty-free worldwide license to replicate and/or otherwise utilize the Supplier's Product, without limitation, in uses related to or derived from the Picture including any and all merchandising (which shall include, but not be limited to, all rights related to the manufacture and distribution of products, interactive products, by-products, services, facilities, and merchandise and commodities of every nature and description), publishing, promotions, soundtrack albums, commercial tie-ins and, interactive uses (e.g. on the Internet or wireless) and in any other medium or technology now known or hereafter created.

      3. REPRESENTATIONS AND WARRANTIES: Supplier represents and warrants that (a) it is the sole owner of all rights in and to all trademarks, logos and other identification of Supplier or any other Supplier brand supplied by Supplier to Producer for use in the Picture; (b) Supplier has the power and authority to grant all of the licenses, rights and privileges granted to Producer hereunder without the consent of any third party; (c) there is no litigation pending or threatened against Supplier which may affect in any way the licenses, rights and privileges granted to Producer hereunder; and (d) the use of the Product or of Supplier's logo(s), trademark(s) or other intellectual property conveyed herein will not violate the copyright, trademark, publicity or privacy rights or any other property or other right whatsoever kind of nature of any third party.
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      4.    INDEMNITY: Supplier shall indemnify and hold Producer, its parent and subsidiaries, affiliates, and each respective entity's directors, officers, employees, agents and assigns harmless from and against any and all losses, claims, liabilities, judgments, expenses, costs (including attorney fees and expenses), damages, actions, and causes of action arising out of (a) any breach of any representation or warranty made in this Agreement by Supplier; (b) any act or omission by Supplier which is inconsistent with its respective obligations under this Agreement; or (c) any defect in the Product supplied by Supplier relating to the use of the Product as herein contemplated.

      5. CONSIDERATION: As consideration for Producer to enter into this Agreement, Supplier shall pay Producer the sum of Zero Dollars ($0) upon confirmation of the identification of the Product in the final answer print of the Picture. Supplier acknowledges and agrees that neither Producer nor anyone on Producer's behalf has made any warranties, representations, guarantees, or agreements of any kind as to the exposure (as defined below), if at all, of the Product to meet the criteria of identifiability set forth below, Producer's only obligation shall be to return any sums theretofore paid to Producer by Supplier pursuant to this Agreement in connection with the placement of the Product in the Picture, and the parties shall be relieved of any further obligations to each other hereunder.

      6. USAGE OF PRODUCT: The criteria of identifiability are as follows: significant on-screen, in-focus product and/or signage visual identification per draft (N/A].

            The Producer shall cause the suppliers' logo, maximum size of six inches by six inches (6x6) (as supplied by the Supplier) to be displayed on the vehicle or vehicles containing the Article. The placement of the Suppliers' logo on the vehicle or vehicles is the sole discretion of the Producer.

            Supplier acknowledges that (a) Producer retains exclusive artistic and creative control of the Picture and the use of the Product in connection herewith; and (b) Producer may decide, in Producer's sole discretion, not to use the Product and/or to photograph or edit the Picture in such a manner that the Product does not receive an identification. Failure of Producer to provide an identification shall not be deemed to constitute a breach of this Agreement.

      7. VERIFICATION OF EXPOSURE: Producer and Supplier shall mutually determine whether the exposure is identifiable. In the event of a disagreement, Supplier and Producer shall use reasonable good faith efforts to reach an agreement. Producer reserves the right to have, but will not intentionally feature, competitive product(s) in the Picture.

            Producer may, at Producer's election, provide Supplier with still photographs showing such exposure. Any and all stills furnished to Supplier hereunder shall be for the sole purpose of the aforesaid verification and may not be used by Supplier for any purpose whatsoever, including but not limited to use in advertising to the trade and/or to the public, point of sale displays, promotional tie-ins, reports and other sales


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            or promotional material. Violation of the aforesaid restriction shall subject Supplier to both legal and equitable remedies, which remedies shall be cumulative, including injunctive relief and punitive damages.

      8. GOVERNING LAW: This Agreement and all matters or issues material thereto shall be governed by and construed in accordance with the laws of the United States and the State of California applicable to agreements entered into and to be performed fully therein.

      9. CONFIDENTIALITY: Supplier recognizes the need for strict confidentiality respecting this Agreement and the characters, themes, plots, story and story elements, designs, effects and special effects, hardware, artwork and visual representations in connection with the development and production of the Picture, and accordingly, Supplier shall not publicize, disclose or disseminate any information whatsoever relating hereto or to the Picture. In recognition of the need for strict confidentiality, Supplier agrees that Producer shall be entitled to equitable or other injunction relief or to prevent any such publication, disclosure or dissemination. Supplier is aware that the existence and contents of this Agreement may be revealed by Producer to third parties, including without limitation, network executives and government agency officials, and Supplier consents to such disclosure.

      10. REMEDIES: In the event of a breach of this Agreement by Producer, Supplier shall be limited to an action at law for money damages, if any, and in no event shall Supplier be entitled to rescind or terminate this Agreement or any of the rights granted to Producer hereunder or to injunctive or other equitable relief or to restrain or otherwise impair the development, production, distribution, advertising, publicity nor other exploitation of the Picture. No waiver or any breach of any provision of this Agreement shall be deemed a continuing waiver thereof or a waiver of the breach of any other provision hereof.

      11. INTEGRATION: This Agreement reflects the complete understanding between the parties hereto with respect to the subject matter hereof and supercedes in their entirety all prior discussions and understanding, or otherwise, between the parties. If any provision of this Agreement is adjudged void, voidable or illegal, such adjudication shall not affect the remaining provisions hereof.

      12. AMENDMENTS: This Agreement may not be altered or modified without the express written approval of the parties hereto.

      13. PRODUCER'S RIGHT TO ASSIGN: This Agreement shall be freely assignable by Producer and shall be binding upon Producer's successors, licensees and assignees. Supplier shall not have the right to or power to assign this Agreement.

      14. PARAGRAPH HEADINGS: The paragraph headings contained herein are for convenience and reference purposes only and shall neither bear any legal significance nor affect the meaning or interpretation of any paragraph herein.


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      15.   RELATIONSHIP: This Agreement shall not constitute a joint venture or partnership of any kind between Producer and Supplier.

      16. RISK OR LOSS: It is understood and agreed that all shipping costs and risks of loss during shipping associated with so providing the Product shall be Supplier's sole responsibility and Producer shall have no liability therefor.

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

ROCKFORD FOSGATE, INC.                        UNIVERSAL PICTURES, a division of
                                              UNIVERSAL CITY STUDIOS LLLP



By: ______________________________            By: ______________________________

Print Name & Title: ______________            Print Name & Title: ______________


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